Exhibit 10.8

Trademark License Agreement

between

Lone Star Steel Company, L.P.

And

Hengyang Valin MPM Steel Tube Co., Ltd.

TRADEMARK LICENSE AGREEMENT

BETWEEN

LONE STAR STEEL COMPANY, L.P. and

HENGYANG VALIN MPM STEEL TUBE CO., LTD

This TRADEMARK LICENSE AGREEMENT (this “Agreement”) is entered into as of August 15, 2006 by and between Lone Star Steel Company, L.P., a limited partnership organized under the laws of the state of Delaware, with offices at 5660 N. Dallas Parkway, Suite 500, Dallas, TX 75248 (“Lone Star”) and Hengyang Valin MPM Steel Tube Co., Ltd, a corporation organized under the laws of the People’s Republic of China, with offices at Hengyang, Huan Province, People’s Republic of China (“Valin MPM”).  Each of Lone Star and Valin MPM may be referred to individually as a (“Party”) or together as (the “Parties”).

WHEREAS,

1.             Star China Ltd. (“Star China”, an Affiliate of Lone Star), Valin MPM, Hunan Valin Tube & Wire Joint Stock Co. Ltd. (“Valin TW”) and Hengyang Valin Steel Tube Co. Ltd. (“Valin ST”) entered into a Capital Increase Agreement on August 15, 2006 (the “Capital Increase Agreement”), and Star China, Valin TW and Valin ST entered into a Joint Venture Contract on August 15, 2006 (the “JV Contract”) (the “Capital Increase Agreement” and the “JV Contract” are collectively referred  to as the “JV Agreements” hereinafter).

2.             According to a Sales, Marketing and Supply Agreement entered into between Buyer (as defined therein), a joint venture between Star China and Valin TW, Lone Star Technologies, Inc., Valin TW and Valin MPM on the same date of this Agreement (the “Sales and Marketing Agreement”), Buyer intends to purchase certain products from Valin MPM and Valin MPM intends to supply such products.   In connection with the supply of products under the Sales and Marketing Agreement, Lone Star desires to license Valin MPM to use certain trademarks listed on Schedule A (the “Marks”).

NOW THEREFORE, Valin MPM and Lone Star hereby agree to the following terms and conditions.

1.             DEFINITIONS AND INTERPRETATION.

1.1.          Definitions.

Unless the context of this Agreement otherwise requires, the following terms shall have the meanings set forth below:

“Affiliate” means any person which is directly or indirectly controlled by, under common control with or controlling a Party, and its officers, directors, managers, and employees.  The terms “controlled”, “control” or “controlling” shall mean the ownership of more than fifty percent (50%) equity interests or the power to appoint the majority of directors.

“Agreement” means this Trademark License Agreement.

“Business Day” means any day on which the banking institutions in Dallas, Texas USA and those in People’s Republic of China are generally open for business to the public, except for Saturday, Sunday and public holidays.

“China” means the People’s Republic of China, for the purposes of this Agreement only, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

“Effective Date” means the date specified in the caption of this Agreement.

“Law” or “Laws” means the laws, regulations and enactments promulgated by various levels of legislatures, judicial and administrative authorities that are knowable to the public.

“Licensed Area” means Dali New Village #10, Zhengxiang District, Hengyang, Hunan, China.

“Mark Products” mean Products sold under or marked with all or any portion of the Marks.

“Products” means the goods to be sold, marketed, distributed, used or offered for sale in North America under the Sales and Marketing Agreement whether or not actually sold under such Sales and Marketing Agreement, including the Tubular Products (as defined in the Sales and Marketing Agreement).

“Quality Standards” mean the quality standards and specifications of the Mark Products set forth in Schedule B, or as otherwise provided in writing by Lone Star from time to time.

“Trademark Bureau” means the Trademark Bureau under the State Administration for Industry and Commerce.

1.2.          Interpretation.

Unless the context of this Agreement otherwise requires, the following terms shall have the meanings set forth below:

i.              The word “including” shall be interpreted as “including, without limitation”;

ii.             The expression of “section(s)”, “exhibit(s)” and “schedule(s)” mean the sections, exhibits and schedules herein or related to this Agreement, each of which is an integral part of this Agreement.

iii.            Singular numbers shall include the plural and vice versa;

iv.            A reference to any “document” or “agreement” includes any document or agreement revised,   supplemented or restated or replaced from time to time (and any section of such document or agreement, if applicable); and

v.             A reference to “a Party to this Agreement or any other document or arrangement” includes the executor, substitutor, successor and the assignee of such Party as agreed.

2.             GRANT OF LICENSES.

2.1.          Within the period agreed in Section 10 of this Agreement, Lone Star hereby grants, and causes its relevant Affliates to grant, to Valin MPM a nonexclusive (subject to the terms and conditions of the JV Contracts), nontransferable and revocable (solely pusuant to Section 11) license:

i.              to place the Marks on Products manufactured by Valin MPM in the Licensed Area;

ii.             to sell Mark Products in and to the Territory (as defined in the Sales and Marketing Agreement); and

iii.            to use the Marks in connection with services offered or rendered in connection therewith and in advertising, promotional or other materials related thereto.

2.2.          Lone Star agrees that Valin MPM may choose the marks to be included on Tubular Products or any other products that Valin MPM manufactures in China and sells in China; provided that, Valin MPM may not use Lone Star’s name or the Marks on such Tubular Products or other products.

2.3.          Hunan Valin Steel Tube & Wire Co., Ltd. and Star China agree to periodically discuss and mutually agree in writing as to the name and/or trademarks to use on Tubular Products and other products which may be manufactured by Valin MPM for distribution and sale outside of North American and China.

2.4.          Valin MPM has no right to permit or license any third party to use the Marks.  All rights to the Marks not expressly granted herein are reserved by Lone Star.  The licenses granted herein do not include the right to grant sublicenses.

3.             OWNERSHIP OF MARKS.

3.1.          Valin MPM acknowledges the ownership of the Marks by Lone Star or its Affiliate.  Valin MPM agrees that it will do nothing inconsistent with such ownership of Lone Star or its Affliates.  Neither Valin MPM nor any Affiliate of Valin MPM may file any application for registration of a trademark or service mark that is confusingly similar to the Marks in English or in Chinese in any jurisdiction.  Valin MPM agrees to assist Lone Star, at Lone Star’s request, in recording this Agreement with appropriate government authorities.  Valin MPM agrees that it will not attack the title of Lone Star to the Marks.  Valin MPM further agrees to provide Lone Star with reasonable assistance, at Lone Star’s request and expense, in connection with Lone Star’s efforts to register and maintain the Marks in China and any other country in which the Marks are registered or Lone Star has filed applications for registration.  Nothing in this Agreement shall grant Valin MPM the exclusive rights to the Marks, or constitute a sale or transfer of the Marks to Valin MPM.  No other rights to use the Marks are granted to Valin MPM hereunder apart from the rights to use the Marks that are expressly granted according to this Agreement.

3.2.          Lone Star acknowledges that, as between the Parties, Valin MPM is the owner of all right, title and interest in and to the marks and names “HVST” and “HVST Seamless” (the “Valin Marks”), and no license is granted to Lone Star or any of its Affiliates to use any of the Valin Marks.  All goodwill and improved reputation generated by the use of the Valin Marks (either alone or as part of a composite mark) shall inure solely to the benefit of Valin MPM.  Lone Star shall not take any action that infringes, dilutes, tarnishes, degrades, disparages or reflects adversely on the Valin Marks or the reputation or goodwill of Valin MPM.  Lone Star shall not make any claim or take any action adverse to Valin MPM’s ownership of or interest in the Valin Marks.  Without limiting the generality of the foregoing, Lone Star shall not attempt to register any Valin Mark or any mark confusingly similar thereto in any jurisdiction.

4.             ROYALTY.

No royalty shall be payable by Valin MPM to Lone Star or its Affiliates for Valin MPM’s use of the Marks.

For the avoidance of doubt, no license other than the licenses set forth in Section 2 are granted hereunder or by course of dealing or estoppel.

5.             QUALITY STANDARDS.

Valin MPM agrees that the nature and quality of all services rendered by Valin MPM in connection with the Marks; all goods sold by Valin MPM under the Marks; and all related advertising, promotional and other related uses of the Marks by Valin MPM shall conform to or exceed the corresponding Quality Standards.  Lone Star will cooperate with Valin MPM in designating Quality Standards that are feasible in Valin MPM’s manufacturing.

6.             QUALITY MAINTENANCE.

Valin MPM agrees to cooperate with Lone Star, at Lone Star’s reasonable request, in facilitating Lone Star’s appropriately monitoring the quality standards used by Valin MPM, to permit reasonable inspection of Valin MPM’s operation with reasonable advanced notice to Valin MPM, and to supply Lone Star with specimens or pictures of specimens showing all uses of the Marks.  Valin MPM shall comply with all applicable Laws and regulations and obtain all appropriate and necessary government approvals pertaining to the sale, distribution and advertising of Mark Products and services by Valin MPM pursuant to this Agreement; provided that Lone Star shall reasonably cooperate with Valin MPM in connection therewith.

7.             FORM OF USE.

Valin MPM agrees to use the Marks according to this Agreement and any other written agreement entered into by Parties from time to time.  Valin MPM further agrees, without Lone Star’s prior written consent, not to use on any Products any  trademarks or service marks owned by Valin MPM in combination with any of the Marks; provided however, that Valin MPM shall use the following combination of marks on all Products to be sold in North America on which it uses the Marks pursuant to this Agreement:  “Lone Star/HVST” or “Lone Star/HVST Seamless”, as appropriate.

8.             REPRESENTATIONS AND WARRANTIES.

8.1.          Representations and Warranties of Lone Star.

Lone Star represents and warrants that:

i.              it or one of its Affiliates is the sole owner of the Marks and has the right to license Valin MPM to use the Marks according to this Agreement;

ii.             Valin MPM’s use of the Marks in accordance with this Agreement shall not be deemed to be an infringment on Lone Star’s rights; and

iii.            it will not take any actions inconsistent with the rights of Valin MPM hereunder except to prevent breach of this Agreement by Valin MPM;

8.2.          Reliance on the Representations and Warranties.

Lone Star acknowledges that in signing this Agreement, Valin MPM is relying on the representations and warranties set forth in Section 8.1.

Valin MPM acknowledges that in signing this Agreement, Lone Star is relying on the representations warrants and covenants set forth in Section 8.3.

8.3.          Requirements on Valin MPM.

i.              Valin MPM shall not, or assist a third party to:

(a)           challenge, deny or raise disputes on the following:

(i)            the rights to the Marks of Lone Star; or
(ii)           the effectiveness or enforcability of the Marks;

(b)           take any action inconsistent with the rights to the Marks of Lone Star;

(c)           use or apply to register a mark, product’s name, sign, design symbol or order of terms confusingly similar to any of the Marks in any jurisdiction.

9.             SETTLEMENT OF INFRINGEMENT.

9.1.          Trademark Infringement.

If, to a reasonable extent, either Party is aware of any of the following:

i.              Any third party use of any mark, product’s name, sign, design, symbol or order of terms which is likely to infringe or counterfeit the ownership of the Marks of Lone Star; or

ii.             Any third party intends to register, or infringe such Marks,

such Party shall promptly notify the other Party and provide a detailed statement concerning such third-party action.

9.2.          Claims Relating to Marks.

If, to a reasonable extent, either Party is aware of any third party’s assertion that:

i.              the registration of Marks be invalid;

ii.             use of the Marks infringes its rights; or

iii.            the Marks are under attack or threatened attack.

such Party shall promptly notify the other Party and provide detailed information concerning such third-party assertion.

9.3.          Action.

i.              Lone Star, at its sole cost and expense, shall have the first right, but not the obligation, to take any actions it deems appropriate in response to the infringements or claims set forth in Section 9.1 or Section 9.2, including instituting litigations or responding to prosecutions.  In the event Lone Star fails to take any such action, Valin MPM, at its sole cost and expense, may take such action in its sole discretion.

ii.             Each Party shall fully cooperate with the Party taking such action (the “Enforcing Party”), at the Enforcing Party’s request and expense, during the litigation, investigation or resolution of claims or proceedings in relation to the Marks after being notified in writing by the Enforcing Party, including:

(a)           providing information or documents in relation to the use or registration of the Marks by the third party; or

(b)           participating in the litigation as a party to the litigation.

iii.            After the non-Enforcing Party is reimbursed for the reasonable costs incurred in connection with the cooperation contemplated in Section 9.3 ii, the Enforcing Party shall be entitled to obtain all indemnifications, damages and other compensation recouped from any third party in connection with the infringements or claims set forth in Section 9.1 and Section 9.2 (“Damages”).

iv.            The Enforcing Party shall keep the non-Enforcing Party informed of the status of, and its activities regarding, any actions taken by the Enforcing Party pursuant to this Section 9.3, and any settlement or other resolution thereof.  The Enforcing Party shall not enter into any such settlement or other resolution that affects or concerns the rights of the non-Enforcing Party in and to the Marks and/or under this Agreement without the prior written consent of the non-Enforcing Party, which may not be unreasonably withheld or delayed.

v.             If the Enforcing Party ceases to pursue or withdraws from any action it takes pursuant to this Section 9.3, (a) it shall notify the other Party in advance of such withdrawal and the other Party may substitute itself for the withdrawing Enforcing Party under the terms of this Section 9.3, and (b) any and all Damages shall be apportioned between the Parties in an amount proportional to the amount paid by each such Party with respect to its costs and expenses in bringing such action.

10.           TERM.

This Agreement shall become effective on the Funding Date as defined under the Capital Increase Agreement (the “Effective Date”) and shall maintain its effectiveness during the Joint Venture Term as defined under the JV Contract, unless sooner terminated in accordance with Section 11 (the “Term”).  Sections 3, 9, and 12-15 shall survive any expiration or termination of this Agreement.

11.           TERMINATION FOR CAUSE.

Either Party may only terminate or revoke this Agreement and the licenses granted herein prior to the end of the Term if: (i) the other Party breaches any material term or condition of this Agreement and fails to cure such breach within ninety (90) days after receipt of written notice of the same; or (ii) the other Party becomes bankrupt, or is the subject of proceedings for liquidation or dissolution, or ceases to carry on business or becomes unable to pay its debts as they come due or upon the winding-up sale, consolidation, merger or any sequestration by governmental authority of such other Party.  In addition, this Agreement shall terminate upon termination of the JV Contract.

12.           EFFECT OF TERMINATION.

Upon termination of this Agreement Valin MPM agrees to immediately discontinue all use of the Marks and any term confusingly similar thereto, and to delete the above-said Marks and term from its corporate or business name, to cooperate with Lone Star or its appointed agent to apply to the appropriate authorities to cancel recording of the Agreement from all government records, to destroy all printed materials bearing any of the Marks, and that all rights in the Marks and the good will connected therewith, whether existing on the date hereof or created thereafter by any means, shall remain the property of Lone Star; provided, that Valin MPM shall have the limited right to market, distribute, use and sell any Mark Products, and use any printed materials bearing any of the Marks, in existence prior to the date of termination until the earlier of (a) the time such supplies of such Mark Products or materials have been exhausted or (b) three (3) months following the termination of this Agreement.

Notwithstanding anything to the contrary in this Agreement, during and following the Term Valin MPM shall have the right to (i) keep records and other historical or archived documents containing or referencing the Marks, (ii) refer to the fact that Valin MPM conducts or previously conducted business under the Marks; provided that, such reference is not used in marketing materials or commercially, and (iii) use the Marks to the extent required by or permitted as a fair use under applicable Law.

13.           INDEMNIFICATION AND LIMITATION OF DAMAGES.

13.1.        Valin MPM shall defend, indemnify and hold and maintain Lone Star, its Affiliates (other than Valin MPM), and their officers, employees, directors and agent harmless, (including paying reasonable attorneys’ fees, costs, expenses and disbursements) from and against: any third party claim based on breach of warranty, strict liability, or products liability associated with any products manufactured by Valin MPM under this Agreement.

13.2.        Valin MPM shall defend, indemnify and hold and maintain Lone Star, its Affiliates (other than Valin MPM) and their officers, employees, directors, and agents harmless (including paying reasonable attorneys’ fees, costs, expenses and disbursements) from and against any damage, cost, loss or liability, to the extent arising from Valin MPM’s use of the Marks in accordance with the Quality Standards and otherwise as permitted hereunder infringes, dilutes, violates, or otherwise conflicts with any intellectual property or other rights of any third party.

13.3.        Lone Star shall defend, indemnify and hold and maintain Valin MPM, its Affiliates and their officers, employees, directors, and agents harmless (including paying reaonsable attorney’s fees, costs, expenses and disbursements) from and against any damage, cost, loss or liability, to the extent arising out of any claim that Valin MPM’s use of the Marks in accordance with the Quality Standards and otherwise as permitted hereunder infringes, dilutes, violates, or otherwise conflicts with any intellectual property or other rights of any third party.

13.4.        IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER BASED ON BREACH OF CONTRACT OR FUNDAMENTAL BREACH, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

14.           TAX.

Valin MPM shall be responsible for all applicable sales, service, value-added, lease, withholding, stamp, use, personal property, excise, consumption, and other taxes and duties associated with this Agreement and/or all products manufactured and sold or leased by Valin MPM under the license granted in this Agreement and all services provided by Valin MPM under the license granted in this Agreement, unless applicable Laws provide otherwise compulsorily.  To the extent permitted by applicable law, Valin MPM shall be responsible for any taxes assessed by any tax authority against either Party on the provision of the services as a whole, or on any particular service received by Valin MPM from Lone Star except Lone Star shall remain responsible for any taxes on Lone Star’s net income.

15.           GENERAL.

15.1.        Filing.

Within three (3) months of the Effective Date of this Agreement, the Parties shall submit this Agreement to the Trademark Bureau for filing.

15.2.        Injunctive Relief.

Each Party acknowledges that any breach of the respective Party’s obligations under this Agreement concerning use of the Marks or ownership of the Marks may cause the other Party irreparable harm not compensable with money damages, and that in the event of such breach, the non-breaching Party shall be entitled to seek injunctive relief from any court of competent jurisdiction.

15.3.        Assignment.

Neither Party shall assign or transfer its rights, duties or obligations under this Agreement, whether by contract, operation of Law, merger, reorganization, liquidation,

dissolution or sale of assets, without the prior written consent of the other Party.  Any purported assignment or transfer of this Agreement without the prior written consent of the other Party shall be null and void.

15.4.        Notices.

Unless otherwise provided in the Agreement, notices or other communications required to be given by any Party pursuant to this Agreement may be delivered personally, sent by registered airmail (postage prepaid) by a recognized courier service, sent by facsimile transmission, or sent by e-mail transmission to the address of the other Party set forth below or such other address notified in lieu thereof.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(a)           Notices given by personal delivery shall be deemed effectively given on the date of personal delivery.
(b)           Notices given by registered airmail (postage prepaid) shall be deemed effectively given on the seventh (7th) day after the date on which they were mailed (as indicated by the postmark).
(c)           Notices given by air courier shall be deemed effectively given on the date of delivery (as indicated by the airway bill).
(d)           Notices given by facsimile or e-mail transmission shall be deemed effectively given on the first (1st) business day following the date of transmission.
(e)           For the purpose of notices, the addresses of the Parties are as follows:

Hengyang Valin MPM Steel Tube Co., Ltd:

No. 10 Dali New Village, Zhengxiang District,

Hengyang, Hunan Province

People’s Republic of China

Attention:  Head of Office

Facsimile No: (86) 734-8870188

Lone Star Steel Company, L.P.
15660 North Dallas Parkway
Suite 500
Dallas, TX 75248

Attention: General Counsel

Telephone No.: 1-972-770-6419

Facsimile No.: 1-972-770-6471

15.5.        Third Party Beneficiaries.

Except as expressly provided herein, this Agreement is entered into solely between, and may be enforced only by Valin MPM and Lone Star.  This Agreement shall not be deemed to create any rights or causes of action in or on behalf of any third parties, including without limitation, employees, suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

15.6.                        Severability.

If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions shall not be impaired thereby and the illegal provision will be replaced with a legal provision that encapsulates to the extent permitted by applicable Law the original intent of the Parties.

15.7.                        Headings.

The headings contained in this Agreement are for reference only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation hereof.

15.8.                        Compliance with Laws.

The Parties warrant that they will comply with the Foreign Corrupt Practices Act and U.S. export control laws and regulations.  The Parties acknowledge that some Products with the Marks may be subject to export controls under the laws and regulations of the United States, the European Union, the United Nations and other jurisdictions.  No Party shall export or re-export any such items or any direct product thereof or undertake any transaction or service in violation of any such laws or regulations.  Without limiting the generality of the foregoing, the Parties expressly acknowledge that some Products with the Marks may be subject to U.S. export control laws and regulations, including but not limited to the U.S. Export Administration Regulations, 15 C.F.R. Parts 730 through 774 (administered by the Department of Commerce, Bureau of Industry and Security) and the economic sanctions promulgated from time to time by means of statute, executive order, or regulation (administered by the United States Department of the Treasury, Office of Foreign Assets Control), including but not limited to those economic sanctions programs enumerated at 31 C.F.R. Parts 500 through 598.

15.9.                        Contractual Relationship.

The relationship of the Parties under this Agreement shall not constitute a partnership or joint venture for any purpose.  Neither Party is an agent of the other Party and neither Party has right, power or authority, expressly or impliedly, to represent or bind the other Party.

15.10.                  Applicable Law.

The Laws or regulations of Texas (United States of America) which are officially published and publicly available shall apply to and govern the formation, validity, interpretation and implementation of this Agreement and all other contracts, agreements, documents for implementing this Agreement.

15.11.                  Amendment.

Amendments to this Agreement and the other contracts contemplated herein may be made only by a written agreement in English and Chinese signed by duly authorized representatives of each of the Parties and, unless prior approval from the Examination and Approval Authorities is statutorily required, will become effective as soon as the amendments are filed with the Examination and Approval Authorities for record.  “Examination and Approved Authorities” shall have the meaning given in the JV Contracts.

15.12.                  Language.

This Agreement is written and executed in English and Chinese in ten (10) original counterparts in each language and each language version has the same effect.  Each Party shall hold a copy and the remaining copies will be submitted to the Examination and Approval Authorities as well as the government registration bodies for approval or registration.

15.13.                  Publicity.

Except as expressly provided herein, neither Party shall use the other Party’s name or mark or refer to the other Party directly or indirectly in any media release, public announcement, or public disclosure relating to this Agreement, including in any promotional or marketing materials, customer lists or business presentations without the prior written consent of the other Party prior to each such use or release.  Neither Party shall make any public statements about this Agreement or its relationship with the other Party without the other Party’s prior approval, except as required by Law.

15.14.                  Dispute Resolution.

i.                                          Arbitration

(a)                                  The Parties shall make every effort to settle amicably any and all disputes, controversies and conflicts arising of or relating to or in connection with this Agreement and the performance or non-performance of the obligations set forth herein including any questions regarding its existence, validity or termination (a “Dispute”).  Disputes or claims, if any, which cannot be settled amicably between the Parties, within thirty (30) days after written notice of such Dispute has been given by one Party to the other Party, shall be referred to and finally resolved by arbitration in Hong Kong under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) for the time being in force.  The ICC Rules shall be deemed to be incorporated by reference into this section within this Agreement.

(b)                                 The Tribunal shall consist of one (1) arbitrator who shall be appointed by the Chairman of the International Chamber of Commerce.  Such arbitrator shall not be a citizen of the United States of America or the PRC.  The costs of the arbitration, including administrative and arbitrator’s fees, shall be shared equally by the Parties.  Each Party shall bear the costs of its own attorney’s fees and expert witness fees.

(c)                                  The arbitration proceedings shall be in both English and Chinese and all pleadings and written evidence shall be in English and Chinese.  The decision of the arbitrator shall be final, binding and enforceable upon the Parties and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  In the event that the failure of a Party to this Agreement to comply with the decision of the arbitrator requires the other Party to apply to any court for enforcement of such award, the non-complying Party shall be liable to the other for all cost of such litigation including attorneys’ fees.  The Parties may apply to any court of competent jurisdiction in accordance with this Section 15.14, for temporary or permanent injunctive relief, without breach of this Section 15.14 or abridgement of the powers of the arbitrator.  Neither Party shall be entitled to commence or maintain any action in any court upon any matter in dispute until such matter shall have been submitted to, and finally determined under, the dispute resolution and arbitration procedures in this Section 15.14, and then only for the enforcement of any arbitral award.  Process may be served on any Party in the manner set forth in this Agreement by such other method authorized by applicable Law or court rule.

(d)                                 Each Party shall cooperate with the other Parties in making full disclosure of and providing complete access to all information and documents reasonably requested by the other Parties in connection with such proceedings, subject only to any confidentiality obligations binding on such Party.

(i)            Judgment upon the award rendered by the arbitration may be entered into any court having jurisdiction for an order of enforcement thereof.

ii.                                       Continued Implementation of Agreement

(a)                                  During the period when a dispute is being resolved, the Parties shall in all other respects continue their implementation of this Agreement.

iii.                                    Scope of Arbitration

(a)                                  This Section 15.14 shall not restrict either Party’s rights hereunder to bring legal action in any court having complete jurisdiction, including courts in the State of Texas or elsewhere, to enforce its rights in its intellectual property and/or confidential information.

15.15.                  Waiver.

Unless otherwise provided for, failure or delay on the part of any Party to exercise any right or privilege under this Agreement shall not operate as a waiver of such right or privilege nor shall any partial exercise of any right or privilege preclude any further exercise thereof.  Any waiver by a Party of a breach of any term or provision of this Agreement shall not be construed as a waiver by such Party of any subsequent breach, its rights under such term or provision, or any of its other rights hereunder.

15.16.                  Force Majeure.

Neither Party shall be liable for any loss, damages or penalty (other than the obligation to pay money) resulting from a delay in delivery of information or services as applicable when such delay is due to causes beyond the reasonable control of such Party including, but not limited to; supplier delay, acts of God, labor unrest, fire, explosion, earthquake, accidents, acts of public enemy, war, rebellion, insurrection, sabotage, epidemic, quarantine restrictions, labor or material shortages, embargoes, failure or delays in transportation, acts of governmental authorities or judicial action, or material interruption in telecommunications or utility services.

15.17.                  Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.  Execution may be effected by delivery of facsimiles of signature pages, which shall be deemed originals in all respects.

15.18.                  Entire Agreement.

This Agreement and the other contracts contemplated herein constitute the entire agreement among all Parties with respect to the subject matters set forth herein and therein and supersede all prior discussions, notes, memoranda, negotiations, understandings and all the documents and agreements between them relating to the same.  All documents, agreements, understandings and correspondence between the Parties prior to the execution of this Agreement shall, with the exception of any non-disclosure/confidentiality undertakings, become null and void automatically when this Agreement enters into effect.

IN WITNESS WHEREOF, the Parties have executed multiple originals of this Agreement to be effective as of the day and year noted below.

	LONE STAR STEEL COMPANY, L.P.		HENGYANG VALIN MPM STEEL TUBE CO., LTD

By:	/s/ Rhys J. Best	By:	/s/ Zhao JianHui
	(SIGNATURE)		(SIGNATURE)

	Rhys J. Best		Zhao JianHui
	(PRINT NAME)		(PRINT NAME)

	Director		Chairman/General Manager
	(TITLE)		(TITLE)

	(DATE)		(DATE)

Schedule A

Trademarks

TRADEMARKS/Our ref. No.	COUNTRY/ STATES	REG./SERIAL NO.	TRADEMARK OWNER
AEROSEG M120.21	USA	® 2,348,387 on 05/09/00	Fintube Technologies, Inc.

ESCOA M120.28	USA	® 873,786 on 07/29/69	Fintube Technologies, Inc.

KENTUBE M120.29	USA	®1,023,700 on 10/28/75	Fintube Technologies, Inc.

SOLIDFIN M120.26	USA	® 922,815 on 10/26/71	Fintube Technologies, Inc.

ESCOA M120.24	Oklahoma	® 25,745 on 06/16/93	Fintube (Limited Partnership)

KENTUBE M120.23	Oklahoma	® 25,746 on 06/16/93	Fintube (Limited Partnership)

ESCOA M120.30	U.K.	® 1112613	Fintube Technologies, Inc.

ESCOA SOLIDFIN M120.31	U.K.	® 1112614	Fintube Technologies, Inc.

ESCOA M120.202	USA	® 2,496,305 on 10/09/01	Fintube Technologies, Inc.

TRADEMARKS/Our ref. No.	COUNTRY/ STATES	REG./SERIAL NO.	TRADEMARK OWNER
X-ID	USA	®. 2,727,252 on 06/17/03	Fintube Technologies, Inc.

TUBULAR SOLUTIONS FROM THE TUBULAR EXPERTS	USA	Appl. No. 76/421,819 06/17/02	Lone Star Steel Company, L.P.

QDOM	USA	® 3,068,587 on 03/14/06	Lone Star Steel Company, L.P.

TUBULAR SOLUTIONS	USA	Appl. No. 76/421,847 06/22/02	Lone Star Steel Company, L.P.

THE TUBULAR EXPERTS	USA	® 2,552,909 on 03/26/02	Lone Star Steel Company, L.P.

THE TUBULAR EXPERTS	USA	® 2,248,090 on 05/25/99	Lone Star Steel Company, L.P.

LSS and Design	USA	® 1,715,004 on 09/15/92	Lone Star Steel Company, L.P.

TRADEMARKS/Our ref. No.	COUNTRY/ STATES	REG./SERIAL NO.	TRADEMARK OWNER
H2S-100	USA	® 1,956,657 on 02/13/96	Lone Star Steel Company, L.P.

H2S-95	USA	® 1,805,098 on 11/16/93	Lone Star Steel Company, L.P.

H2S-90	USA	® 1,968,712 on 04/16/96	Lone Star Steel Company, L.P.

STARLOY	USA	® 983,686 on 05/14/74	Lone Star Steel Company, L.P.

STARDOM	USA	® 919,694 on 09/07/71	Lone Star Steel Company, L.P.

LONESTAR	USA	® 710,435 on 01/31/61	Lone Star Steel Company, L.P.

STARWELD	USA	® 712,386 on 03/14/61	Lone Star Steel Company, L.P.

TRADEMARKS/Our ref. No.	COUNTRY/ STATES	REG./SERIAL NO.	TRADEMARK OWNER
S/D	Mexico	® 474,351 on 09/22/94	Lone Star Technologies, Inc.

H2S-100	China	Appl. no. 4936700 Filed 10/11/05	Lone Star Steel Company, L.P.

H2S-90	China	Appl. no. 4936701 Filed 10/11/05	Lone Star Steel Company, L.P.

H2S-95	China	Appl. no. 4936699 Filed 10/11/05	Lone Star Steel Company, L.P.

LONE STAR	China	Appl. no. 4936703 Filed 10/11/05	Lone Star Steel Company, L.P.

LSS & Design	China	Appl. no. 4936705 Filed 10/11/05	Lone Star Steel Company, L.P.

QDOM	China	Appl. no. 4936704 Filed 10/11/05	Lone Star Steel Company, L.P.

TRADEMARKS/Our ref. No.	COUNTRY/ STATES	REG./SERIAL NO.	TRADEMARK OWNER
STARDOM	China	Appl. no. 4936716 Filed 10/11/05	Lone Star Steel Company, L.P.

STARLOY	China	Appl. no. 4936715 Filed 10/11/05	Lone Star Steel Company, L.P.

STARWELD	China	Appl. no. 4936709 Filed 10/11/05	Lone Star Steel Company, L.P.

THE TUBULAR EXPERTS Class 42	China	Appl. no. 4936697 Filed 10/11/05	Lone Star Steel Company, L.P.

THE TUBULAR EXPERTS Class 06	China	Appl. no. 4936698 Filed 10/11/05	Lone Star Steel Company, L.P.

TUBULAR SOLUTIONS	China	Appl. no. 4936702 Filed 10/13/05	Lone Star Steel Company, L.P.

TUBULAR SOLUTIONS FROM THE TUBULAR EXPERTS	China	Appl. no. 4936710 Filed 10/13/05	Lone Star Steel Company, L.P.

Schedule B

[Quality Standards]